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EXHIBIT 5.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-10 of Wheaton River Minerals Ltd. ("Wheaton River") of our report dated February 28, 2003 relating to the consolidated financial statements of Wheaton River, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chartered Accountants
Vancouver, British Columbia, Canada
February 28, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS